UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

Health Net, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2004, Health Net, Inc. (the “Company”) adopted a form of amended and restated indemnification agreement to be entered into by the Company with each of its directors and executive officers (each an “Indemnitee”).

The form of agreement requires that in the event an Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, specified types of legal actions, including suits and investigations, by reason of (or arising in part out of) events or occurrences related to the Indemnitee’s service with the Company, the Company will be required to indemnify the Indemnitee to the fullest extent permitted by law against any and all indemnifiable amounts (to include, among other things, expenses, damages, judgments, fines, penalties and amounts paid in settlement) arising out of or resulting from such legal actions. In addition, the form of agreement provides for the Company to advance expenses to the Indemnitee in connection with such legal actions, subject to an undertaking by the Indemnitee to repay advanced expenses if it is ultimately determined that the Indemnitee is not entitled to be indemnified or reimbursed for such expenses. The form of agreement sets forth procedures for determining whether or not an Indemnitee is entitled to indemnification in any given instance. The form of agreement provides that, in the event of specified events constituting a change in control or a potential change in control of the Company, the Company could be required to create a trust for the benefit of the Indemnitee funded in an amount sufficient to satisfy reasonably anticipated expenses and other indemnifiable amounts for legal actions relating to the types of events and occurrences covered by the indemnification and expense-advancement provisions of the form of agreement.

The foregoing summary of the amended and restated form of indemnification agreement is not intended to be a complete description of all of the terms thereof. For further information, please see the copy of the form of amended and restated indemnification agreement attached as Exhibit 10.1 to this report and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Form of Amended and Restated Indemnification Agreement for directors and executive officers of Health Net, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2004	HEALTH NET, INC.

	By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Amended and Restated Indemnification Agreement for directors and executive officers of Health Net, Inc.